                                                                EXHIBIT 99(j)(3)

                                                         Form of Foreign Custody
                                                    Manager Delegation Amendment
                                                                       June 2000

Morgan Stanley Dean Witter, Inc
1221 Avenue of the Americas
New York, NY  10020

Re:   Foreign Custody Manager Delegation and Depository Risk Analysis Amendments
      Morgan Stanley Dean Witter Eastern Europe Fund, Inc.

Dear Sirs:

Reference is made to the custody agreement dated as of September 30, 1996, (the
"Agreement") by and between The Chase Manhattan Bank (as successor by operation of law to Morgan Stanley Trust Company) (the "Custodian") and Morgan Stanley
Dean Witter Eastern Europe Fund, Inc. (the "Client") for the safekeeping of securities and cash ("Property") received by the Custodian for the account of the Client. Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings.

      1.    In addition to the duties of the Custodian under the Agreement, with respect to foreign Property in such jurisdictions as the Client holds such
Property (it being understood and agreed that nothing contained herein shall give the Client the right to compel the Custodian to open a market for custody), the Client hereby delegates to the Custodian, and the Custodian hereby accepts and assumes, the following duties of a "Foreign Custody Manager" as set forth in
Securities and Exchange Commission ("SEC") rule 17f-5 ("rule 17f-5") under the
Investment Company Act of 1940, as amended ("1940 Act"):

            a.    selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1)) having first determined that foreign Property placed and maintained in the safekeeping of such Eligible Foreign
            Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market or such higher standard as the Custodian is then applying pursuant to this subparagraph a. to Eligible Foreign Custodian(s) in such market for other clients of the Custodian, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i) -
            (iv);

            b.    determining that the written contract with the Eligible
            Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for foreign Assets based on the standards applicable to custodians in the relevant market (as provided in rule
            17f-5(c)(2)) or such higher standard as the Custodian is then applying pursuant to this subparagraph b. to Eligible Foreign
            Custodian(s) in such market for other clients of the Custodian and entering into written contracts with such Eligible Foreign
            Custodians that meet the requirements of rule 17f-5(c)(2); and

            c.    establishing a system for monitoring the appropriateness of both maintaining the foreign Property with each Eligible Foreign
            Custodian and the custody contractual arrangements with such
            Eligible Foreign Custodian, and if the Custodian determines that the arrangements with an Eligible Foreign Custodian no longer meet the requirements set forth in subparagraphs a. and b. above, withdrawing from such Eligible Foreign

            Custodian Property of the Client held by such Eligible Foreign
            Custodian; it being understood, however, that in the event that the
            Custodian shall have determined that the arrangements with the existing Eligible Foreign Custodian in a given country would no longer meet such requirements and that no other Eligible Foreign
            Custodian in that country would afford reasonable care, the
            Custodian shall promptly so advise the Client and shall then act in accordance with the Authorized Instructions of the Client with respect to the disposition of the affected foreign Property.

For purposes of clarity, it is understood and agreed that the Custodian shall not be responsible for any Foreign Custody Manager duties, including but not limited to those described in a., b. and c. above, with respect to any securities depository.

      2.    In acting as a Foreign Custody Manager, the Custodian shall exercise reasonable care, prudence and diligence such as a custodian in New York having responsibility for the safekeeping of fund assets would exercise.

      3.    The Custodian shall provide the Board of Directors of the Client with written quarterly reports, acceptable to the Client in Client's reasonable judgment, for use at the Client's quarterly Board of Directors meetings regarding the placement of the foreign Property with a particular Eligible
Foreign Custodian and any material changes to the arrangements with any Eligible
Foreign Custodian holding any foreign Property.

      4.    Subject to 1-3 above, the Custodian is hereby authorized to place and maintain foreign Property on behalf of the Client with Eligible Foreign
Custodians pursuant to a written contract deemed appropriate by the Custodian.

      5.    In acting as a Foreign Custody Manager, the Custodian shall not supervise, recommend or advise the Client relative to the investment, purchase, sale, retention or disposition of any foreign Property in any country, including with respect to prevailing country risks. At the Client's request, the Custodian shall provide to the Client such information relating to country risk as is specified in Appendix 1 hereto. The Client hereby acknowledges that: (i) such information is solely designed to inform the Client of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) the Custodian has gathered the information from sources it considers reliable, but that the Custodian shall have no responsibility for inaccuracies or incomplete information; provided that, the exculpation in this paragraph 5(ii) shall not affect the standard of care otherwise applicable to the Custodian in selecting and monitoring Eligible
Foreign Custodians.

      6.    (a) The Client represents that: (i) it has the authority and power to delegate to the Custodian the duties set forth herein, (ii) it has taken all requisite action (corporate or otherwise) to authorize the execution and delivery of this Amendment, and (iii) the foreign Property being placed and maintained in the Custodian's custody is subject to the 1940 Act, and (iv) its
Board (or other governing body) has determined that it is reasonable to rely on
Custodian to perform as Client's Foreign Custody Manager. (b) The Custodian
represents that it: (i) is a U.S. Bank (as defined in rule 17f-5(a)(7), and (ii)
has taken all requisite action (corporate or otherwise) to authorize the execution and delivery of this Amendment.

      7.    (a) In addition to the duties of the Custodian under the Agreement, the Custodian shall, for consideration by the Client and as contemplated by SEC rule 17f-7 ("rule 17f-7"), provide an analysis of the custody risks associated with maintaining the Client's foreign Property with each Eligible Securities
Depository used by the Custodian as of the date hereof (or, in the case of an
Eligible Securities Depository not used by the Custodian as of the date hereof, prior to the initial placement of the Client's

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foreign Property at such Depository) and at which any foreign Property of the
Client is held or is expected to be held. The Custodian shall monitor the custody risks associated with maintaining the Client's foreign Property at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Client or its adviser of any material change in such risks.

            (b)   The Custodian shall exercise reasonable care, prudence and diligence in performing pursuant to Section 7(a) as defined by New York law.

            (c)   Based on the information available to it in the exercise of diligence and subject to the standard of care in subparagraph 7(b) hereof, the
Custodian shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix B hereto and shall promptly advise the Client if any Eligible Securities Depository ceases to be eligible.

            (d)   The Custodian shall commence performing the duties set forth in this Section 7 as soon as reasonably practicable following the date hereof, but in no event later than March 31, 2001. The Custodian shall advise the Client in writing when it is prepared to commence the duties set forth in this Section
7; provided that, the Custodian may advise the Client of its willingness to commence such duties prior to such date as to particular depositories.

      8.    Section 2 of the Agreement is hereby deleted and replaced with the following:

            Foreign Property may be placed and maintained by Custodian on behalf of Client: (i) in custody and deposit accounts that have been established by the Custodian with one or more Eligible Foreign
            Custodians as listed on Exhibit A, and as such Exhibit may be amended from time to time by the Custodian by written notice to the
            Client (the "Subcustodians"), (ii) through the facilities of the
            Eligible Securities Depositories listed on Exhibit B, which are hereby authorized in respect of the markets in which foreign
            Property is currently held, and (iii) through the facilities of
            Eligible Securities Depositories listed on Exhibit B with respect to the markets in which foreign Property is not currently held and as to Eligible Securities Depositories added to such Exhibit from time to time by the Custodian on written notice to the Client, but as to both such types of Depositories only upon Authorized Instructions.

            At the request of the Client, the Custodian may, but need not, add to Exhibit A an Eligible Foreign Custodian that is a bank where the
            Custodian has not acted as Foreign Custody Manager with respect to the selection thereof. The Custodian shall notify the Client in the event that it elects to add any such entity. For purposes of the liability provisions of the Agreement, the term Subcustodian shall not include any entity so added. In the event that an Eligible
            Foreign Custodian so added in a jurisdiction shall subsequently be approved for use by the Custodian as a subcustodian for the
            Custodian's other clients, then the Custodian shall thereafter act as Foreign Custody Manager for such Eligible Foreign Custodian and such Eligible Foreign Custodian shall thereupon be included for purposes of the liability provisions of the Agreement.

      9.    Except as expressly amended hereby, all terms and provisions of the
Agreement are and shall continue to be in full force and effect. This Amendment shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. This Amendment may be executed by one or both of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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      If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by the signature of your authorized representative below.

Yours truly,

THE CHASE MANHATTAN BANK

By:   /s/ Mark W. Kucera
   -----------------------------------------
   Name:   Mark W. Kucera
   Title:  Vice President

Agreed and accepted:
Morgan Stanley Dean Witter Eastern Europe Fund, Inc.

By:   /s/ Mary E. Mullin
   -----------------------------------------
   Name:   Mary E. Mullin
   Title:  Secretary
   Date:   August 10, 2000

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                                   Appendix 1

                       Information Regarding Country Risk

1.    To aid Client in its determinations regarding Country Risk, Custodian shall furnish annually and upon the initial placing of Assets into a country the following information (check items applicable):

      A     Opinions of local counsel concerning:

            i.    Whether applicable foreign law would restrict the access
afforded Client's independent public accountants to books and records kept by an eligible foreign custodian located in that country.

            ii.   Whether applicable foreign law would restrict the Client's ability to recover its assets in the event of the bankruptcy of an Eligible
Foreign Custodian located in that country.

            iii.  Whether applicable foreign law would restrict the Client's ability to recover assets that are lost while under the control of an Eligible
Foreign Custodian located in the country.

      B.    Written information concerning:

            i.    The likelihood of expropriation, nationalization, freezes, or confiscation of Client's assets.

            ii.   Whether difficulties in converting Client's cash and cash
equivalents to U.S. dollars are reasonably foreseeable.

      C.    A market report with respect to the following topics: (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi)
securities depositories (including securities depository evaluation).

2.    Custodian shall furnish the following additional information on an as needed basis:

      Market flashes, including with respect to changes in the information in market reports.